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                                                                     EXHIBIT 8.1

                         [LATHAM & WATKINS LETTERHEAD]


                                  June 2, 1995


Food 4 Less Holdings, Inc.
777 South Harbor Boulevard
La Habra, CA 90631

     Re: Food 4 Less Holdings, Inc. (a Delaware corporation)
         Registration Statement on Form S-1 (File Number 33-88896)

Ladies/Gentlemen:


     You have requested our opinion concerning the material federal income tax consequences of the offering of the 13 5/8% Senior Subordinated Pay-In-Kind Debentures due 2007 of Food 4 Less Holdings, Inc., a Delaware corporation, in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on January 27, 1995 (File No. 33-88896) as amended by Amendment No. 1 filed on May 23, 1995 and Amendment No. 2 filed on June 2, 1995 (the "Registration Statement").


     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

     This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading "Certain Federal Income Tax Considerations."

                                          Very truly yours,


                                          LATHAM & WATKINS